Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-191422) of Berkshire Hills Bancorp, Inc. of our report dated June 22, 2017 relating to the financial statements and supplemental schedule of Berkshire Bank 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
    June 22, 2017